UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2017

INTEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-06217	94-1672743
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Mission College Blvd., Santa Clara, California	95054-1549
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 765-8080

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of New Directors

On March 21, 2017, the Board of Directors (the “Board”) of Intel Corporation (“Intel”) elected Omar Ishrak as a member of the Board, effective immediately, and elected Gregory D. Smith as a member of the Board, effective as of March 23, 2017.

The Board has determined that each of Mr. Ishrak and Mr. Smith qualifies as “independent” in accordance with the published listing requirements of NASDAQ. Neither Mr. Ishrak nor Mr. Smith has been appointed to any Board committees at this time.

Mr. Ishrak, 61, is the Chairman and Chief Executive Officer of Medtronic plc, serving in that role since 2011. Prior to joining Medtronic, he spent 16 years in various roles with General Electric Company, most recently as President and Chief Executive Officer of GE Healthcare Systems, a division of GE Healthcare. Mr. Ishrak is a member of the board of trustees of the Asia Society and a member of the board of directors of Minnesota Public Radio. He holds a Bachelor of Science degree and Ph.D. in Electrical Engineering from the University of London, King’s College.

Mr. Smith, 50, is the Chief Financial Officer, Executive Vice President, Corporate Development and Strategy of The Boeing Company, serving in that role since February 2015. Mr. Smith previously served as Boeing’s Executive Vice President, Chief Financial Officer since February 2012, and he held various other leadership roles with Boeing since 2008. Prior to that, he served for four years as Vice President of Global Investor Relations at Raytheon Company. Mr. Smith serves on the board of trustees for the Chicago Museum of Science and Industry, and on the board of directors of the Economic Club of Chicago, the Chicago Botanic Garden, and the Northwestern Medicine Community Physicians Group.

Mr. Ishrak and Mr. Smith will each receive the standard compensation amounts payable to non-employee directors of the Board. Pursuant to these arrangements, commencing in March 2017, Mr. Ishrak and Mr. Smith will each be paid an annual retainer of $90,000 (in addition to any committee fees), which will be pro-rated for their first year of service. In addition, in May 2017, Mr. Ishrak and Mr. Smith will each be granted non-employee director outperformance restricted stock units and restricted stock units. Each director’s awards will have a cumulative market value on the grant date of approximately $183,340, which is pro-rated from the value of the annual awards granted to non-employee directors, and the awards will vest on the same schedule as the annual awards granted to non-employee directors in February 2017, subject to each director’s respective continued service on the Board.

Mr. Ishrak and Mr. Smith will also each enter into Intel’s standard form of directors’ indemnification agreement with Intel, pursuant to which Intel agrees to indemnify its directors to the fullest extent permitted by applicable law and subject to certain conditions to advance expenses in connection with proceedings as described in the indemnification agreement.

Item 7.01	Regulation FD Disclosure.

Intel’s press release announcing the elections of Mr. Ishrak and Mr. Smith is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is furnished as part of this Report.

Exhibit Number	Description

99.1	Press Release dated March 23, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION
(Registrant)

Date: March 23, 2017	/s/ Suzan A. Miller
Suzan A. Miller
Vice President, Deputy General Counsel and Corporate Secretary